Exhibit 99.9

NYSE Group, Inc.

11 Wall Street

New York, NY 10005

ACCESS PROXY MATERIALS BY INTERNET

If you are a registered stockholder and would like to access the proxy materials electronically next year, please indicate your consent at the following internet address: http://www.econsent.com/nyx/

NYSE Group, Inc. 11 Wall Street New York, NY 10005	Special Meeting Proxy Card

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR A SPECIAL MEETING ON DECEMBER 20, 2006.

Marshall N. Carter, James S. McDonald and John A. Thain (the “Proxyholders”), or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned held of record as of the close of business on November 17, 2006 (the “Record Date”), with all the powers which the undersigned would possess if personally present, at a Special Meeting of Stockholders of NYSE Group, Inc. (“NYSE Group”), to be held on Wednesday, December 20, 2006, at 11 Wall Street, New York, NY, at 8:00 a.m. EST, and any adjournments or postponements thereof.

SEE REVERSE SIDE: If you wish to vote in accordance with the Board of Directors’ recommendations, just sign and date on the reverse side. You need not mark any boxes.

The approval and adoption of the Combination Agreement requires the affirmative vote of a majority of the outstanding shares of NYSE Group common stock entitled to vote at the NYSE Group special meeting, and the approval of each proposal relating to the NYSE Euronext certificate of incorporation requires the affirmative vote of a majority of the shares of NYSE Group common stock represented and entitled to vote at the NYSE Group special meeting. The NYSE Group board of directors recommends that you vote FOR these proposals.

CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE

NYSE Group, Inc.

SPECIAL MEETING OF STOCKHOLDERS

Wednesday, December 20, 2006

8:00 a.m. EST

11 Wall Street

New York, NY 10005

*If you plan to attend in person, you must bring photo identification and submit to a security screening. Business attire is requested.	ADMISSION TICKET

v Please detach here and present this ticket for admission to meeting. v

There are three ways to vote your Proxy	COMPANY #

Your telephone or internet vote authorizes the Proxyholders to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE — TOLL FREE — 1-800-560-1965 — QUICK *** EASY *** IMMEDIATE

•      Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 noon (EST) on December 19, 2006.

•      Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions the voice provides you.

VOTE BY INTERNET — http://www.eproxy.com/nyx/ — QUICK *** EASY ***  IMMEDIATE

•      Use the internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 noon (EST) on December 19, 2006.

•      Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions to obtain your records and submit an electronic ballot.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to NYSE Group, Inc., c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873, so it is received by 12:00 noon (EST) on December 19, 2006.

If you need help with voting, please call 1-866-230-3259 for assistance.

If you vote by Phone or Internet, please do not mail your Proxy Card. THANK YOU FOR VOTING.

v Please detach here if you are mailing your proxy card. v

The Board of Directors Recommends a Vote FOR Items 1, 2 and 3.

The items of business are:
1.

to consider and vote on a proposal to approve and adopt the Combination Agreement, dated as of June 1, 2006, as amended, by and among NYSE Group, Euronext N.V., NYSE Euronext, Inc. (“NYSE Euronext”) and Jefferson Merger Sub, Inc., and the transactions contemplated by the Combination Agreement, pursuant to which, among other things, NYSE Group and Euronext each agreed to combine their business, through a merger and an exchange offer, and become subsidiaries of NYSE Euronext, a newly formed Delaware corporation;

	☐For	☐Against	☐Abstain
2.

to consider and vote on a proposal to include references in the NYSE Euronext certificate of incorporation to European regulators, European market subsidiaries and European disqualified persons where it also includes references to the U.S. Securities and Exchange Commission, U.S. regulated subsidiaries and U.S. disqualified persons, respectively, so that there is symmetry between the European-related and U.S.-related provisions in the NYSE Euronext certificate of incorporation; and

	☐For	☐Against	☐Abstain
3.

to consider and vote on a proposal to include a provision in the NYSE Euronext certificate of incorporation that would provide that the NYSE Euronext stockholders could amend the NYSE Euronext bylaws only pursuant to the provisions of the NYSE Euronext bylaws.

	☐For	☐Against	☐Abstain

Shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the Proxyholders will have authority to vote FOR Items 1, 2 and 3. In their discretion, the Proxyholders are authorized to vote upon such other business as may properly come before the Special Meeting.

Address Change? Mark Box ☐	Indicate changes below:	Will attend meeting? Mark Box ☐	Dated	, 2006

Signature(s) in Box
Please sign exactly as your name appears herein. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.